                                                                  EXHIBIT (c)(1)




                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY REGULATIONS
                                       OF
                           SAN JUAN PARTNERS, L.L.C.,
                       A TEXAS LIMITED LIABILITY COMPANY




                                JANUARY 15, 1998





THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MANAGER OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGER TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF MEMBERSHIP INTERESTS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THESE AMENDED AND RESTATED REGULATIONS.

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY REGULATIONS
                                       OF
                           SAN JUAN PARTNERS, L.L.C.,
                       A TEXAS LIMITED LIABILITY COMPANY


                               TABLE OF CONTENTS


                                                                                                                     Page
ARTICLE 1        DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2        ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1     Formation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.3     Offices and Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.4     Purposes and Business; Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.5     Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.6     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.7     No Power to Bind Company or Other Members; No Partnership  . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE 3        MATTERS RELATING TO MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.1     Admission of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.2     Issuance of Additional Units or Other Securities; Preemptive Rights  . . . . . . . . . . . . . . . . . 3
         3.3     Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.4     Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.5     Liability to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.6     Expulsion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.7     Nature of Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.8     Organizational Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 4        CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.1     Contributions and Issuance of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.2     Initial Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.3     Potential Additional Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         4.4     Return of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         4.5     Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 5        DISTRIBUTIONS AND ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.1     Distributions of Net Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.2     Allocations of Profit and Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.3     Allocations for U.S. Tax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.4     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.5     Varying Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         ARTICLE 6        MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.1     Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.2     Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.3     Compensation of Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         6.4     Duties and Services of Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.5     Major Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7        MEETINGS OF MEMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.1     Place  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.2     Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.3     Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.4     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.5     Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.6     Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.7     List of Members Entitled to Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.8     Registered Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.9     Compensation of Members  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.10    Actions Without a Meeting and Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 8        INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.1     Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         8.2     Advance Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.3     Indemnification of Officers, Employees and Agents  . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.4     Nonexclusivity of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.5     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.6     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.7     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 9        TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.1     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.2     Tax Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.3     Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 10       DISPOSITION OF COMPANY INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.1    Dispositions and Encumbrances of Company Interests . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.2    Dispositions of Interests in a Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 11       BUYOUT OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         11.1    Buyout Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         11.2    Procedure for Member-Related Buyout Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         11.3    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         11.4    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         11.5    Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 12       DISSOLUTION, WINDING UP AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         12.1    Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         12.2    Winding Up and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         12.3    Deficit Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         12.4    Articles of Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

ARTICLE 13       BOOKS AND ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         13.1    Maintenance of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         13.2    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         13.3    Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 14       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         14.1    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         14.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         14.3    Entire Agreement; Supersedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.4    Effect of Waiver or Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.5    Binding Effect; No Third-party Beneficiaries; Remedies Not Exclusive . . . . . . . . . . . . . . . .  22
         14.6    Governing Law; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.7    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         14.8    Waiver of Certain Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.9    Disclosure of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.10   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.12   Directly or Indirectly; Without Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.13   References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.14   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         14.15   Observance of Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         14.17   Spouses of Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         14.18   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

EXHIBIT A        BASIC INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B        SPOUSE'S AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
EXHIBIT C        DISTRIBUTION EXAMPLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D        TRANSACTION FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT E        BUSINESS PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1

ATTACHMENT I     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1


Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY REGULATIONS
                                       OF
                           SAN JUAN PARTNERS, L.L.C.,
                       A TEXAS LIMITED LIABILITY COMPANY


         These AMENDED AND RESTATED LIMITED LIABILITY COMPANY REGULATIONS of SAN JUAN PARTNERS, L.L.C. (the "REGULATIONS") are entered into as of January 15, 1998, by and among the Persons listed on Exhibit A (the "ORGANIZING MEMBERS").


                                    RECITALS

         WHEREAS, O'Sullivan formed San Juan Partners, L.L.C. (the "COMPANY") as its sole manager and sole member on or about December 12, 1997; and

         WHEREAS, the Organizing Members desire to continue the Company and amend and restate the Regulations as provided herein;


                                  REGULATIONS

         NOW, THEREFORE, for and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each party hereto acknowledges and confesses, these Regulations are adopted, executed and agreed to by the Organizing Members as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         Each capitalized term used in these Regulations shall have the meaning given that term in Attachment I.


                                   ARTICLE 2

                                  ORGANIZATION

         2.1 Formation. The Company has been organized as a Texas limited liability company under and pursuant to the Act by the filing of the Articles with, and acceptance of the Articles by, the Secretary of State.

         2.2 Name. The name of the Company is "San Juan Partners, L.L.C." The Company shall conduct its business under such name unless or until the Manager has designated another name and provided notice thereof to the Members.



Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         2.3 Offices and Agent. The registered office and agent of the Company in the State of Texas shall be the initial registered office and agent designated in the Articles unless or until the Manager has designated another office or agent in the manner provided by applicable law. The principal office of the Company shall be the office designated as such on Exhibit A unless or until the Manager has designated another location. In case of any change of these offices or of the agent, the Manager shall provide timely notice thereof to the Members.

         2.4     Purposes and Business; Powers.

                 (a) Subject to the terms hereof, the purpose and nature of the business ("BUSINESS") to be conducted by the Company shall be to (i) directly or indirectly, acquire, invest in, own and dispose of publicly traded units (the "TRUST UNITS") of Burlington Resources Coal Seam Gas Royalty Trust (the "TRUST"), (ii) directly or indirectly, invest in, own and dispose of interests in the properties owned by the Trust, including the "UNDERLYING PROPERTIES" as defined in the registration statement of the Trust (the "PROPERTIES"), and (iii) exercise all of the rights and powers conferred upon the Company pursuant to agreements relating to the Business.

                 (b) Subject to the terms hereof, the Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the Business and for the protection and benefit of the Company.

         2.5     Foreign Qualification.

                 (a) Prior to the Company conducting business in any jurisdiction outside of the State of Texas, the Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign entity in that jurisdiction. Without limiting the foregoing, prior to the dissolution of the Trust, the Manager shall qualify the Company as a foreign limited liability company in the State of New Mexico and shall provide evidence of such qualification to the Members.

                 (b) Each Member shall, upon the request of the Manager, execute, acknowledge, swear to and deliver all certificates and other instruments conforming to these Regulations that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate the qualification of, the Company as a company having limited liability in all jurisdictions in which the Company may conduct business.

         2.6 Term. The Company commenced on the filing of the Articles in accordance with the Act and shall continue in existence until December 31, 1999, or until the earlier termination of the Company in accordance with the terms of these Regulations.

         2.7     No Power to Bind Company or Other Members; No Partnership.

                 (a) A Member or Affiliate of a Member may not take any action purporting to bind the Company, any other Member, or the Affiliates of other Members, except as expressly provided in these Regulations. All actions undertaken by the Members and their Affiliates, or any of them, are at their sole risk and expense except to the extent, if any, that the Company either has authorized those actions or assumes those obligations by executing documents in accordance with these Regulations. By virtue of its execution of these Regulations and participation in the Company as the owner of a Company Interest, no Member is, and may hold itself out as, an agent, employee, contractor, vendor representative or partner of any other Member or its Affiliates.

                 (b) Each Member intends that the Company not be a partnership, limited partnership or joint venture and that, by virtue of its execution of these Regulations and participation in the Business as the owner





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

of a Company Interest, no Member shall be a partner or joint venturer of any other Member for any purposes other than United States federal, state and local income tax purposes, and these Regulations shall not be deemed or construed to suggest otherwise.


                                   ARTICLE 3

                          MATTERS RELATING TO MEMBERS

         3.1     Admission of Members.

         Each of the Organizing Members is hereby acknowledged as a Member. Subject to Section 3.2, no other Person shall be admitted to the Company as a Member without the Consent of the Members.

         3.2     Issuance of Additional Units or Other Securities; Preemptive
                 Rights.

                 (a) The Manager, with the Consent of the Members, shall have the authority to cause the Company to issue additional Units or classes, series, options, rights, warrants or appreciation rights relating to Units, any other type of equity security that the Company may lawfully issue, or any unsecured or secured debt obligations of the Company convertible into any class or series of equity securities of the Company (collectively, the "COMPANY SECURITIES"), for any Company purpose at any time or from time to time, to the Members or other Persons, in each case for consideration, and on terms and conditions, established by the Manager with the Consent of the Members. Additional Company Securities may be issued by the Company in one or more classes or series of classes, with designations, preferences and relative, participating, optional or other special rights, powers and duties that shall be so established with the Consent of the Members. Admission is effective only after the Person who is proposed as a new Member has executed and delivered to the Members an instrument containing the notice address of the proposed new Member, the proposed new Member's ratification of, and agreement to be bound by, these Regulations and its confirmation that the representations and warranties in Section 14.14 are true and correct with respect to the proposed new Member. Article 10, rather than this Section 3.2, shall control Dispositions of a Company Interest or the admission of Assignees.

                 (b) If, pursuant to Section 3.2(a), the Company elects to issue additional Units or other Company Securities, each Member shall have the preemptive right to purchase those Units or other Company Securities to the extent necessary to maintain its Sharing Ratio as in effect immediately prior to issuance on the same terms and conditions as those on which the Units or other Company Securities are to be issued by the Company. If, pursuant to
Section 3.2(a), the Company elects to issue Units or other Company Securities for non-cash consideration, the Manager shall establish a cash equivalent price for purposes of these preemptive rights. This cash equivalent price shall be based on the Manager's determination, with the Consent of the Members, of the fair market value of the non-cash consideration to be received for such Units or other Company Securities. If any Member elects not to exercise its preemptive right to the fullest extent available, the other Members Pro Rata shall have the right to purchase any Units or other Company Securities, to be issued, not being purchased by that Member.

         3.3 Resignation. No Member shall have the right to Resign; provided, however, a Member shall have the power to Resign at any time in violation of these Regulations. If a Member exercises this power in violation of these Regulations, (i) the Resigning Member shall be liable to the Company and the other Members for all monetary damages suffered by them as a result of the Resignation (including indirect and incidental damages); and (ii) the Company and the other Members shall, in addition, have the rights in Article
11.  In no event shall





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                                       3
the Company or any Member have the right, through specific performance or otherwise, to prevent a Member from Resigning in violation of these Regulations.

         3.4     Information; Confidentiality.

                 (a) Each Member is entitled to all Company information to which that Member is entitled under the Act.

                 (b) Any and all data, plans, proposals, or other materials related to the Business, any seismic, geological and geophysical data, processing or interpretive works relating to the area covered by the Underlying Properties or any adjacent areas, or any plans or proposals relating to the contemplated purchase of any Entity by the Company, developed by or provided to a Member or any of its Affiliates by or on behalf of the Company or another Member or Affiliate of a Member in connection with the Underlying Properties or the Business is "CONFIDENTIAL INFORMATION." Each Member shall, and shall cause its Affiliates to, use Confidential Information only with regard to and for the benefit of the Company and not for any other purpose and to hold in strict confidence and not disclose Confidential Information to any third party without the Consent of the Members. The obligation to hold Confidential Information in strict confidence and not disclose Confidential Information to any third party (as opposed to the obligation to use Confidential Information only as set forth above) shall not apply to any disclosure:

                          (1)     of information that is in or enters the
public domain through no fault of the receiving Person;

                          (2)     of information that was in the possession of
the receiving Person prior to its receipt of similar information from the Member, another Member or an Affiliate of a Member in connection with the Business;

                          (3)     required by law, regulation, legal process,
or order of any court or governmental body having jurisdiction;

                          (4)     to a Member, a lender, or permitted direct or
indirect prospective purchaser of Company Interests, in each case provided that the Person has agreed in writing to be bound by use and confidentiality restrictions at least as restrictive as those in this Section 3.4(b); or

                          (5)     to directors, officers, employees or
representatives of a Member if those Persons have been informed of the obligations in this Section 3.4(b) and the Member has agreed to cause those Persons to use and maintain the confidentiality of such Confidential Information in accordance with the terms of this Section 3.4(b).

The Members acknowledge that the harm caused by a breach of this Section 3.4(b) would be difficult to calculate and irreparable. Accordingly the Company and each Member shall be entitled to injunctive relief to compel compliance with the provisions of this Section 3.4(b). The provisions of this Section 3.4(b) are intended to benefit, and to be enforceable by, the Company and each Member. If a Member ceases to be a Member, the provisions of this Section 3.4(b) shall continue to be binding upon that Member for a period of two (2) years following the date on which the Member ceased to be a Member.

         3.5 Liability to Third Parties. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a Member or Manager.





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         3.6     Expulsion.  A Member may not be expelled or removed as a
Member from the Company.

         3.7     Nature of Relationship.

                 (a) Each Member expressly acknowledges and agrees that its relationship to the Company and to each other Member, to the extent established by virtue of its execution of these Regulations and participation in the Business as the owner of a Company Interest, is strictly contractual in nature, and except to the limited extent provided in Section 2.7(b), is not that of partners, joint venturers or any similarly situated Persons. Accordingly, the Members acknowledge and agree that, except as provided below, no Member, in its capacity as a Member, owes the Company or any other Member a fiduciary or other similar duty as a result of its being a Member.

                 (b)      Notwithstanding anything to the contrary herein:

                          (1)     No Member nor any Affiliate thereof shall,
directly or indirectly, purchase or otherwise acquire (A) any Trust Units, (B) any interest in the Properties or (C) any interest in an oil and gas lease, mineral interest, royalty or overriding royalty, fee right, or other right covering oil, gas and related hydrocarbons (or a contractual right to acquire such an interest) or related properties or other assets ("Other Property Interests") located in the Area, or otherwise engage, directly or indirectly, in any business or other activity that is in competition with the business or activities of the Company; and

                          (2)     Without limiting the provisions of Section
3.7(b)(1), any project, activity or other opportunity relating to (A) the purchase or acquisition of Trust Units or (B) oil and gas exploration and production activities relating to the Properties or to Other Property Interests located in the Area, shall be undertaken only by the Company and not individually by any Member or its Affiliates.

                 (c) Except as provided in Section 3.7(b), (i) neither the Company, any Member nor any other Person shall have any rights whatsoever by virtue of these Regulations or the limited liability company relationship created hereby or otherwise in any current or future business venture or opportunity of a Member or an Affiliate thereof of any and every type and description and (ii) no Member or any Affiliate thereof shall have any obligation whatsoever by virtue of these Regulations or the limited liability company relationship created hereby or otherwise, to offer any interest in, or otherwise account to the Company or any other Member with respect to, any such business venture or opportunity.

                 (d) Notwithstanding anything herein to the contrary, the Members hereby acknowledge and agree that (i) certain of the O'Sullivan Members have an interest in the Pre-Existing Investment and shall be entitled to retain such interest for their own account and (ii) in the case of First Union Investors or any of its Affiliates, the restrictions contained in this Section
3.7 shall be applicable only to purchases, acquisitions, projects, activities or opportunities proposed by the current management employees employed by First Union Corporation and presently working in a merchant banking unit referred to as "First Union Capital Partners."

         3.8 Organizational Expenses. The Company shall reimburse each Member for all third party out-of-pocket expenses incurred by that Member or its Affiliates in pursuit of the investment in the Trust and in organizing the Company, including all reasonable legal, accounting, banking, and due diligence expenses related to the formation and continuation of the Company and to the review of an investment in the Trust.





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
                                   ARTICLE 4

                                 CAPITALIZATION

         4.1 Contributions and Issuance of Units. Contemporaneously with the execution of these Regulations, in consideration of the Capital Contributions that are described in Section 4.2, the Company shall issue Class A Units and Class B Units to the Organizing Members as specified in Exhibit A. Except for the capital contributions required of the Members pursuant to
Section 4.2, no Member shall be required to make any further capital contributions to the Company.

         4.2 Initial Contributions. Without creating any rights in favor of any third party, the Organizing Members agree to make the following capital contributions (the "INITIAL CONTRIBUTIONS") on the date of the execution of these Regulations:

                 (a) the amount of cash that equals the Initial Cash Commitment for that Member as specified in Exhibit A; and

                 (b) the right, title and interest in and to the number of Trust Units that equals the Property Commitment for that Member as specified in Exhibit A (the "ASSIGNMENTS"). For purposes hereof, the Trust Units contributed pursuant to the Assignments shall be deemed to have the Book Value, and therefore will result in a Capital Contribution, as set forth on Exhibit A.

         4.3     Potential Additional Contributions.

                 (a)      Potential Additional Contributions.  Subject to
Section 6.5, if, in the Tender Offer, the Company has the opportunity to acquire Trust Units that would place its ownership of Trust Units in excess of 67% thereof, but the Company does not have sufficient funds available to acquire those additional Trust Units, the Manager shall calculate the additional capital contributions that the Company needs to acquire those Trust Units (the "ADDITIONAL FUNDING") (in this regard, unless otherwise determined by Consent of the Members, the Additional Funding shall equal approximately fifty percent (50%) of the cost for those Trust Units). The Manager shall provide timely notice to the Members of the need for this Additional Funding and request that the Members Pro Rata make capital contributions in cash to the Company in the amount of this Additional Funding by the date that is five (5) Days prior to the consummation of the Tender Offer (such amount for each Member being its "ADDITIONAL CASH COMMITMENT" and such date being the "FUNDING DATE"). Except as provided in Section 4.3(b)(4), each funding Member other than an O'Sullivan Member shall receive one (1) Class A Unit and each funding O'Sullivan Member shall receive one (1) Class B Unit for each $1.00 that such Member contributes to satisfy its Additional Cash Commitment.

                 (b) Failure to Make Required Contributions. If a Member fails to contribute an amount in cash equal to its Additional Cash Commitment by the Funding Date, that Member shall be a "NONCONTRIBUTING MEMBER" and the following provisions shall apply as the sole and exclusive remedy for such failure to contribute:

                          (1)     the Manager shall give a notice in writing to
each Member in writing as to the identity of the Noncontributing Member and that Member's unfunded Additional Cash Commitment (the "SHORTFALL") (the "SHORTFALL NOTICE");





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                          (2)     the other Members Pro Rata or as they may
otherwise agree shall have the option (but not the obligation), exercisable by the delivery of written notice to the Manager on or before the Day following the date of the Shortfall Notice, to fund the amount of such Shortfall; provided, however, in the case of (i) any O'Sullivan Member, such option shall be given first to the other O'Sullivan Members and (ii) any EnCap Member, such option shall be given first to the other EnCap Members, in each case for a period of two (2) Days; provided, further, that First Union Investors shall not be required at any time to fund more than, and may exercise its option hereunder as to, its Maximum Percentage (as defined in Section 14.16) of the amount of such Shortfall; and

                          (3)     those Members accordingly notified by the
Manager and exercising their option to fund the Shortfall as provided herein shall fund the Shortfall as directed by the Manager prior to the consummation of the Tender Offer; and

                          (4)     to the extent any Additional Funding is done
by the Members other than Pro Rata, the funding Members shall receive the following Units: (i) the O'Sullivan Members, collectively, shall receive a Class B Unit for each dollar of Additional Funding that they provide up to twenty percent (20%) of such Additional Funding and a Class A Unit for each dollar of any excess funding; and (ii) the other Members, collectively, shall receive Class A Units for each dollar of Additional Funding that they provide up to eighty percent (80%) of that Additional Funding and a Class B Unit for each dollar of excess funding (allocated to those Members in proportion to their excess funding).

         4.4 Return of Contributions. Although each Member has the right to receive distributions in accordance with the terms of these Regulations, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

         4.5 Capital Accounts. A capital account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b).


                                   ARTICLE 5

                         DISTRIBUTIONS AND ALLOCATIONS

         5.1     Distributions of Net Cash Flow.

                 (a) Except as provided in Section 5.1(c), Net Cash Flow with respect to each month during the term shall be distributed to the Members as follows on or before the twentieth (20th) day following the end of that month; provided, however, for purposes of determining the distributions hereunder, tax credits properly allocated to each Member pursuant to Section 5.3(b) shall be treated as distributions hereunder on a dollar-for-dollar basis (as further illustrated on Exhibit C):





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
                          (1)     First, 80% to the Members holding Class A
Units in proportion thereto and 20% to the Members holding Class B Units in proportion thereto until Payout No. 1;

                          (2)     Second, 70% to the Members holding Class A
Units in proportion thereto and 30% to the Members holding Class B Units in proportion thereto after Payout No. 1 but prior to Payout No. 2; and;

                          (3)     Third, 45% to the Members holding Class A
Units in proportion thereto and 55% to the Members holding Class B Units in proportion thereto after Payout No. 2.

                 (b) If, as of 5:00 p.m., Central Time, on March 15, 1998, the Company has acquired less than 5,896,000 Trust Units, the Company shall, no later than March 20, 1998, make a cash distribution to the Members in an aggregate amount equal to A times B, where "A" is equal to 5,896,000 Trust Units minus the number of Trust Units held by the Company as of 5:00 p.m., Central time, on March 15, 1998, and where "B" is $4.00. In addition, the Company shall make an additional cash distribution to the Members in an amount equal to the interest earned on the Capital Contributions made by the Members that has accrued through the date that the distributions described in the preceding sentence are made.

                 (c) Section 5.1(a), as well as the terms of Section 5.2, shall not require any distribution of cash if and to the extent the distribution would be prohibited by the Act, applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party, by which the Company is bound or to which the Company's assets are subject. No Member shall be entitled to interest on any amounts that would have, but for the provisions of this Section 5.1(c), been distributed by the Company to the Members.

         5.2 Allocations of Profit and Loss. All items of Profit and Loss (including oil and gas production income) of the Company for each fiscal year shall be allocated among the Members in those shares and proportions that will result in the positive balances in each Member's capital account equaling the amount that would be distributed to each Member if a sum equal to the aggregate amount of all of the Members' capital accounts was then distributable pursuant to Section 5.1(a).

         5.3     Allocations for U.S. Tax Purposes.

                 (a) General. Except as provided in Section 5.3(c), each item of income, gain, loss, and deduction determined for U.S. federal and state income tax purposes shall be allocated among the Members in the same manner as each corresponding item of Profit and Loss is allocated among the Members pursuant to Section 5.2.

                 (b) Credits. Tax credits for each of the Company's fiscal years (or other applicable periods) shall be allocated to the Members in proportion to the allocation of oil and gas production income among the Members for that fiscal year (or other applicable period).





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                 (c)      Built-in Items.  Income, gain, loss or deduction with
respect to property contributed to the Company by a Member or revalued pursuant to the principles of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be allocated among the Members in a manner that takes into account the variation between the tax basis of such property and its Book Value, as required by the principles of section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i), using a method permitted by Treasury Regulation Section 1.704-3 determined by the Manager and approved by Consent of the Members. (In this regard, the Trust Units contributed to the Company pursuant to the Assignments shall be deemed to have a Book Value on the date of their Capital Contribution equal to the Book Value therefor indicated in Exhibit A.)

         5.4 Withholding. All amounts required to be withheld pursuant to any tax law shall be treated as amounts actually distributed to the affected Members for all purposes under these Regulations.

         5.5 Varying Interests. All Profit and Loss (and any item of income, gain, loss, deduction or credit) shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation or distribution is to be made. However, if during any fiscal year there is a change in any Member's Company Interest, the Members' allocable shares of the Profit and Loss for the fiscal year shall be determined using any method determined by the Manager to be permissible under the principles of Code
Section 706 and the related Treasury Regulations to take account of the Members' varying interests.


                                   ARTICLE 6

                                   MANAGEMENT

         6.1 Management. Subject to Section 6.5 and the other terms and provisions hereof, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, the Manager. In addition to the powers and authorities expressly conferred by these Regulations upon the Manager (but subject to Section 6.5 and the other terms and provisions hereof), the Manager may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Act, the Articles or these Regulations to effectuate the Business.

         6.2     Number.  The number of Managers of the Company shall be one
(1). The Manager as of the date hereof shall be O'Sullivan. O'Sullivan (or any substitute Manager) shall serve as Manager until the earlier of (i) its Resignation as such or (ii) its removal (with or without cause) by Consent of the Members (except that in the instance of O'Sullivan, such removal may be effected by Consent of the Members other than the Members of the O'Sullivan Group). Any removal of a Manager hereunder shall be effective upon receipt by the Manager of written notice to that effect executed by the requisite Consent of the Members sufficient to effect the removal. Any substituted Manager shall be designated by Consent of the Members.

         6.3 Compensation of Manager. The Manager shall not receive any stated compensation or, except as provided below, any reimbursement for its services as the Manager unless otherwise approved by Consent of the Members. The Manager, however, shall be entitled to be reimbursed for any expenses incurred by the Manager or its Affiliates for services provided to, or on behalf of, the Company by Persons other than the Manager or its Affiliates. No officer or other agent of the Company designated by the Manager shall be entitled to receive any stated compensation or reimbursement unless otherwise approved by Consent of the Members.





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         6.4     Duties and Services of Manager.

                 (a) The Manager shall devote such time and effort to the Company's operations and the Business as shall be reasonably necessary to promote fully the interest of the Company and the mutual interests of the Members; provided, however, that the Manager shall not be required to devote full time to the Company's business.

                 (b) In connection with the conduct and winding up of the Company's business and affairs, the Manager shall have the duty to act with the care an ordinarily prudent person would exercise under similar circumstances. In discharging its duties and obligations to the Company and the Members hereunder, the Manager shall act in good faith and in a manner reasonably believed by it to be in the best interests of the Company.

                 (c) The Manager covenants and agrees with the Company and the Members to use its reasonable best efforts to cause the Company to discharge the Business Plan.

         6.5 Major Actions. The Company shall not take any of the following actions (the "MAJOR ACTIONS") without the Consent of the Members:

                 (a)      Take any action that varies from the Business Plan;

                 (b)      Provide guaranties;

                 (c) Borrow money (other than under the Bank One Debt) and pledge or encumber the Company's assets (other than as required under the Bank One Debt);

                 (d) Sell any of the Trust Units or other properties or assets of the Company;

                 (e) Merge or consolidate the Company with any other Entity, convert the Company into any other Entity or, except as otherwise provided herein, dissolve, liquidate, wind up or terminate the Company;

                 (f)      Loan any Company funds;

                 (g) Compromise or settle any lawsuit, administrative action or dispute where the amount in question exceeds $25,000;

                 (h) Bind or obligate the Company with respect to any matter outside the scope of the Business;

                 (i) Enter into any contract for services or supplies with the Manager or any Member or any Affiliate of either;

                 (j) Distribute any assets of the Company other than money or, except as provided in Article 11, redeem or otherwise re-purchase or liquidate all or part of a Member's Company Interest; or

                 (k) Take other action requiring Consent of the Members pursuant hereto.





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                                       10

                                   ARTICLE 7

                              MEETINGS OF MEMBERS

         7.1 Place. All meetings of the Members shall be held at the principal office of the Company or at such other place within the State of Texas as may be determined by the Manager and set forth in the respective notice or waivers of notice of such meeting.

         7.2 Annual Meetings. The annual meeting of the Members and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Manager from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in these Regulations for special meetings of the Members, except that the purposes of such meeting need be enumerated in the notice of such meeting only to the extent required by law in the case of annual meetings.

         7.3 Special Meetings. Special meetings of the Members may be called by the Manager or by any Member. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

         7.4 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) Days before the date of the meeting, in accordance with Section 15.2, by or at the direction of the Manager or Person calling the meeting, to each Member of record entitled to vote at such meeting.

         7.5 Quorum. All Members must be represented at meetings of the Members.

         7.6 Voting. For purposes of voting on matters properly before the Members, the act of Members shall be the Consent of the Members. Each Member shall be represented by a single individual as designated by that Member to the Company from time to time (with respect to each Member, its "DESIGNATED REPRESENTATIVE"); provided, however, for all purposes of voting, all of the O'Sullivan Members and all of the EnCap Members shall be represented by a single Designated Representative designated by the O'Sullivan Members and a majority of the EnCap Members (as determined by the number of Units held thereby), respectively, from time to time and shall vote as a block as indicated by that Designated Representative. The initial Designated Representative of each Member is specified on Exhibit A.

         7.7 List of Members Entitled to Vote. The Manager shall make, at least three (3) Days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the Company Interest held by each, which list, for a period of three (3) Days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the meeting. However, failure to comply with the requirements of this Section 7.7 shall not affect the validity of any action taken at such meeting.





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         7.8     Registered Members.  The Company shall be entitled to treat the holder of record of any Company Interest as the holder in fact of such Company Interest for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Company Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by these Regulations or the laws of the State of Texas.

         7.9     Compensation of Members.

                 (a) Except as may be provided in Section 7.9(b), Members, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by Consent of the Members. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Members; provided, however, nothing contained in these Regulations shall be construed to preclude any Member from serving the Company in any other capacity and receiving compensation for such service.

                 (b) The Company shall pay, on the date hereof, the transaction fees set forth on Exhibit D to the Persons identified thereon.

         7.10 Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article 7, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action which may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by all of the holder or holders of Company Interests or their Designated Representatives.


                                   ARTICLE 8

                                INDEMNIFICATION

         8.1 Right to Indemnification. Subject to the limitations and conditions of this Article 8, each Person (or Affiliate) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "PROCEEDING"), or any appeal in a Proceeding or any inquiry or investigation that could lead to a Proceeding, by reason of the fact that the Person (or Affiliate), (i) is or was a Member of the Company, or (ii) is or was a Manager of the Company, shall be indemnified by the Company to the fullest extent permitted by the Act, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the Person (or any Affiliate thereof) in connection with the Proceeding, and indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled the Person to this indemnity. The rights granted pursuant to this Article 8 shall be deemed contract rights, and no amendment, modification or repeal of this
Article 8 shall have the effect of limiting or denying any rights with respect to actions taken or Proceedings arising prior to that amendment, modification or repeal. Indemnification provided in this Article 8 shall not apply to actions constituting bad faith, willful misconduct, gross negligence or breach of the provisions of these Regulations.





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                                       12

         8.2 Advance Payment. The right to indemnification conferred in this Article 8 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person potentially indemnified under
Section 8.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of expenses incurred by any Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by the Person of its good faith belief that it has met the standard of conduct necessary for indemnification under this Article 8 and a written undertaking, by or on behalf of that Person, to repay all amounts so advanced if it shall ultimately be determined that the potentially indemnified Person is not entitled to be indemnified under this Article 8.

         8.3 Indemnification of Officers, Employees and Agents. The Company will indemnify and advance expenses to an officer, employee or agent of the Company, any Member, any Manager or any Affiliate thereof to the same extent and subject to the same conditions under which it indemnifies and advances expenses to Members under this Article 8. The Company will indemnify and advance expenses to Persons who are not or were not Members, Managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a member, manager, director, officer, agent or similar functionary of another foreign or domestic Entity against any liability asserted against that Person and incurred by that Person in that capacity or arising out of its status as such to the same extent that the Company may indemnify and advance expenses to Members under this Article 8.

         8.4 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 8 shall not be exclusive of any other right that an indemnified Member or other Person may have or acquire under any law, provision of the Articles, these Regulations, agreement, vote of Members or otherwise.

         8.5 Notice. The Manager shall provide notice to all of the Members of any Person's claim of the benefits hereof and the details of such claim.

         8.6 Indemnification. THE MEMBERS RECOGNIZE THAT THE PROVISIONS OF THIS SECTION 8 SHALL RELIEVE EACH INDEMNIFIED PERSON FROM, AND SHALL ENTITLE EACH INDEMNIFIED PERSON TO BE INDEMNIFIED AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS AND CLAIMS WHATSOEVER ARISING OR TO ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON. THE MEMBERS WOULD NOT HAVE ENTERED INTO THIS AGREEMENT IF THIS SECTION 8 WAS NOT INCLUDED IN THIS AGREEMENT.

         8.7 Insurance. The Company, with Consent of the Members, may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Member, Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a member, manager, director, officer, agent or similar functionary of another foreign or domestic Entity against any expense, liability or loss, whether the Company would have the power to indemnify that Person against the expense, liability or loss under this Article 8.





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
                                   ARTICLE 9

                                  TAX MATTERS

         9.1 Tax Returns. The Manager shall cause the Company to prepare and timely file all tax returns required to be filed by the Company. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company's operations that is necessary to enable the Company's tax returns to be timely prepared and filed. The Company shall deliver a copy of each Company tax return to the Members on or before ten (10) Days prior to the return's due date, together with any additional information required for the Members to file their individual returns reflecting the Company's operations. The Company shall bear the costs of the preparation and filing of Company returns by Persons other than the Manager, the Members or Affiliates thereof.

         9.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                 (a) to adopt the calendar year as the Company's fiscal year;

                 (b) to elect to amortize the organizing expenses of the Company ratably over a period of sixty (60) months as permitted by Code Section 709(b);

                 (c) to elect (if available) to be classified as a partnership for federal and state tax purposes; and

                 (d) any other election which, by Consent of the Members, the Members may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations shall be construed to sanction or approve such an election.

         9.3 Tax Matters Partner. O'Sullivan shall be the "TAX MATTERS PARTNER." The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Code Section 6223. The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" (as defined in Code Section 6231) by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Code Sections 6222 through 6232 without the Consent of the Members, but this sentence does not authorize such Member (or any other Member) to take any action left to the determination of an individual Member under Code Sections 6222 through 6232.





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                                   ARTICLE 10

                        DISPOSITION OF COMPANY INTERESTS

         10.1    Dispositions and Encumbrances of Company Interests.

                 (a) General Restriction. A Member may not Dispose of or Encumber all or any portion of its Company Interest except in strict accordance with this Section 10.1. Any attempted Disposition or Encumbrance of all or any portion of a Member's Company Interest, other than in strict accordance with this Section 10.1, shall be, and is hereby declared, null and void ab initio. The Members agree that breach of the provisions of this Section 10.1 may cause irreparable injury to the Company for which monetary damages (or other remedies at law) are inadequate in view of the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with these provisions and the uniqueness of the Company's approach to its business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 10.1 may be enforced by specific performance.

                 (b)      Dispositions of Company Interest.

                          (1)     General Restrictions. Subject to the terms of
Sections 10.1(b)(2), and 10.1(c), a Member may Dispose of all or any portion of its Company Interest only with the Consent of the other Members (which shall not be unreasonably withheld); provided, however, that these approval requirements shall not apply to the following Dispositions:

                                  (A)      Dispositions by a Member of all or
any portion of its Company Interest to another Member, to an Affiliate of such Member, or in the case of First Union Investors, to any Entity upon a Change of Control of First Union Investors; or

                                  (B)      Dispositions arising as a result of
the death, dissolution or bankruptcy of a Member, all of which are governed by
Article 11.

                          (2)     Admission of Assignee as a Member. Each
Assignee that receives a Company Interest and was not a Member shall be admitted to the Company as a Member effective only upon the Consent of the Members. Approval may be withheld or granted in the sole discretion of each Member. If an Assignee is admitted to the Company as a Member, it shall cease to have the status of an Assignee. If an Assignee requests admission, but that request is denied in accordance with this Section 10.1(b)(2), the Assignee shall continue to have the status of an Assignee and shall have only the rights of an assignee under the Act.

                          (3)     Co-Sale Right.  In the event of a proposed
Disposition of any Class A Units by any Member or Assignee (other than pursuant to Section 10.1(b)(1)(A) and (B)), such Member or Assignee (the "SELLING MEMBER") shall, at least thirty (30) Days prior to such Disposition, deliver to the other holders or Assignees of Class A Units (the "OTHER CLASS A MEMBERS") written notice thereof (the "SELLING MEMBER'S NOTICE") describing the terms and conditions of such Disposition, including the number of Class A Units subject to such Disposition. Upon receipt of a Selling Member's Notice, any Other Class A Member, by giving written notice of its election to participate to the Selling Member not later than ten (10) Days following receipt of the Selling Member's Notice, may participate in such Disposition by including therein a number of Class A Units equal to the product of (A) the number of Class A Units to be sold by the Selling Member in connection with such Disposition and (B) a fraction, the numerator of which is the number of Class A Units then owned by such electing Members immediately prior to giving effect to such Disposition and the denominator of which is the





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aggregate number of Class A Units then owned by all Members immediately prior to giving effect to such Disposition. Such Disposition by the electing Other Class A Members shall be made on the same terms and conditions of the Disposition described in the Selling Member's Notice. The number of Class A Units to be sold by the Selling Member in connection with such Disposition shall be reduced by the number of Class A Units sold by the electing Other Class A Members pursuant to this Section 10.1(b)(3). The closing of any transaction pursuant to this Section 10.1(b)(3) shall be held at such time and place as the Selling Member shall reasonably specify. At such closing, the Selling Members shall deliver the Company Interests to be sold, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and the Company Interests to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed pursuant to applicable Federal and state securities laws and pursuant to these Regulations), and each Selling Member shall so represent and warrant. Each Selling Member shall further represent and warrant that it is the record and beneficial owner of such Company Interests and make such additional representations and warranties as shall be customary in transactions of a similar nature. The principles provided in this Section 10.1(b)(3) shall have equal application to any other class of Company Securities (with the sole exception of Class B Units) that any Member or Assignee may propose for Disposition, substituting for such purposes
(i) "Other Company Securities" of the class of those which the Selling Member proposes for Disposition in lieu of "Class A Units" and (ii) "Other Class Members" in lieu of "Other Class A Members."

                 (c) Requirements Applicable to All Dispositions and Admissions. In addition to the requirements of Section 10.1(b), any Disposition of a Company Interest and any admission of an Assignee as a Member shall also be subject to the following requirements, and the Disposition and admission shall not be effective unless these requirements are met:

                          (1)     Disposition Documents. The following
documents must be delivered to the Manager and must be satisfactory, in form and substance, to the Manager:

                                  (A)      Disposition Instrument. A copy of
the instrument pursuant to which the Disposition is effected.

                                  (B)      Ratification of Regulations.  An
instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements:

                                           (i)     the notice address of the
Assignee;

                                           (ii)    after giving effect to the
Disposition, the Company Interest of the Disposing Member and its Assignee (which together must total the Company Interest of the Disposing Member before the Disposition);

                                           (iii)   if the Assignee is to be
admitted as a Member, (a) the Assignee's ratification of these Regulations and agreement to be bound by it, and (b) its confirmation that the representations and warranties in Section 14.14(a) are true and correct with respect to the Assignee;

                                           (iv)    if the Assignee is not to be
admitted as a Member, an acknowledgment by the Assignee that the Company Interest acquired is subject in all respects to these Regulations; and





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                                           (v)     representations and
warranties by the Member and its Assignee that the (a) Disposition (and admission, if applicable), is being made in accordance with all applicable laws, and (b) items in Sections 10.1(c)(1)(C) and (D) have been delivered.

                                  (C)      Securities Law Opinion. Unless the
Company Interest subject to the Disposition is registered under the Securities Act and any applicable state securities laws, a favorable opinion of the Company's legal counsel, or of other legal counsel acceptable to the Manager, to the effect that the Disposition (and admission, if applicable) is being made pursuant to a valid exemption from registration under, and in accordance with, those laws.

                                  (D)      Restrictions on Disposition of
Interests in a Member. The Company must receive a favorable opinion of the Company's legal counsel, or legal counsel acceptable to the Manager, to the effect that the Disposition would not result in the Company's deemed termination under Code Section 708.

                          (2)     Payment of Expenses. The Disposing Member and
its Assignee shall pay, or reimburse the Company for, all costs and expenses incurred by the Company in connection with the Disposition (and admission, if applicable), including the legal fees incurred in connection with the legal opinions referred to in Section 10.1(c)(1)(C) and (D), on or before the tenth Day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the Default Rate.

                          (3)     Effective Date. Each Disposition (and
admission, if applicable) complying with the provisions of this Section 10.1 is effective as of the first Day of the month immediately succeeding the month in which all of the requirements of this Section 10.1(c) have been met.

                 (e) Encumbrances of Company Interest. A Member may not Encumber all or any portion of its Company Interest without the Consent of the Members. If the Members, by Consent thereof, consent to the creation by a Member of an Encumbrance on its Company Interest, the Member effecting the Encumbrance shall ensure that the applicable secured party (i) acknowledges the rights of the Members under Article 11 and (ii) agrees to allow the exercise of those rights prior to any foreclosure by the secured party or its assignees on the Company Interest subject to the Encumbrance.

         10.2 Dispositions of Interests in a Member. Unless waived by the Manager, no Member may cause or permit an interest in itself, direct or indirect, to be Disposed of, if after the Disposition, the Company would be considered terminated under Code Section 708.


                                   ARTICLE 11

                                 BUYOUT OPTION

         11.1 Buyout Events. This Article 11 shall apply to any of the following events (each a "BUYOUT EVENT"): (i) a Member shall die, dissolve, Resign (in violation of these Regulations) or become a Bankrupt Member; (ii) a Member (other than First Union Investors or its Affiliates) shall be the subject of a Change of Control; or (iii) a Member shall be subject to a Regulatory Requirement as described in Section 14.16. In each case, the Member with respect to whom a Buyout Event has occurred is the "AFFECTED MEMBER."





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         11.2    Procedure for Member-Related Buyout Events.  If a Member shall suffer a Buyout Event, the Affected Member (or representative) shall promptly give notice to the Company and the other Members. Upon the occurrence of a Buyout Event, the Company, and to the extent the Company does not exercise, the Members (other than the Affected Member) on a pro rata basis shall have the option to acquire the applicable Company Interests of the Affected Member; provided, however, in the case of (i) any O'Sullivan Member, such option shall be given first to the other O'Sullivan Members and (ii) any EnCap Member, such option shall be given first to the other EnCap Members, in each case for a period of ten (10) Days. In the case of Buyout Events, the Company shall have the first right to acquire the applicable Company Interests of an Affected Member and may exercise that right by notifying the Affected Member (or its representative) of exercise within thirty (30) Days following the later of (i) the occurrence of such Buyout Event and (ii) the receipt by the Company of the Affected Member's notice (this 30-Day period is the "COMPANY OPTION PERIOD").
If the Company does not respond during the Company Option Period, the Company shall be deemed to have waived its preferential right in that particular Buyout Event. If the Company elects to waive, or is deemed to have waived, its right to acquire the applicable Company Interests of an Affected Member, or if the Company elects only to acquire a portion of such Company Interest of an Affected Member, each of the Members (other than the Affected Member) shall have the option to acquire that part of the Company Interest of the Affected Member not acquired by the Company. In that event, the Members (other than the Affected Member) may exercise their right by notifying the Affected Member (or its representative) and the Company of the exercise within thirty (30) Days following the date on which the Company notified the Members of its decision with respect to, or was deemed to have waived, its option to acquire the Company Interest of the Affected Member. If more than one Member exercises its right, the exercising Members, Pro Rata or as they may otherwise agree, shall participate in the purchase.

         11.3 Purchase Price. The Person that is required to sell the applicable Company Interest pursuant to this Article 11 is the "SELLER," and the Persons that exercise a right to purchase the applicable Company Interest pursuant to this Article 11 are the "BUYERS." (All actions by the Buyers pursuant to this Article 11 shall be by a vote of the Buyers holding a majority of the Sharing Ratios of all Buyers.) The purchase price for a Company Interest being purchased pursuant to this Article 11 (the "PURCHASE PRICE") shall be determined under this Section 11.3. The Seller and the Buyers shall attempt to agree upon the fair market value of the applicable Company Interest. If the Seller and Buyers do not reach such agreement on or before the thirtieth
(30th) Day following the expiration of the Company Option Period (or the thirtieth (30th) Day following the date on which the last Buyer exercised or waived its option, if applicable), any of the Seller or Buyers, by notice to the others, may require the determination of fair market value to be made by valuation pursuant to Section 11.5. Following the determination of fair market value by agreement or valuation (the "FAIR MARKET VALUE"), the Purchase Price shall be determined and paid in accordance with the following procedures:

                 (a) the Purchase Price shall be ninety percent (90%) of the Fair Market Value; provided, however, that if the Buyout Event is the Resignation of the Affected Member, then the Purchase Price shall be reduced by the amount of all monetary damages suffered by the Company and the other Members as a result of the Resignation (including indirect, incidental and consequential damages); and

                 (b) at the closing, the Buyers shall pay the Seller twenty-five percent (25%) of the Purchase Price in cash or immediately available funds and the remainder of the Purchase Price shall accrue interest from the date of closing at a rate per annum equal to the minimum rate chargeable under the Code without triggering the imputation of interest for federal income tax purposes and shall be paid by the Buyers in equal cash installments on a monthly basis over a six (6) month period.





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Subject to Section 14.16, the payment to be made to the Seller pursuant to this
Article 11 shall be in complete liquidation and satisfaction of all of the rights and interest of the Seller (and of all Persons claiming by, through or under the Seller) in and in respect of the Company, including any rights against the Company and, to the extent of the affairs of the Company, against the other Members.

         11.4 Closing. If an option to purchase is exercised in accordance with the other provisions of this Article 11, the closing of the purchase shall occur at a mutually agreeable location on the thirtieth (30th) Day after the determination of the Fair Market Value pursuant to Section 11.3 (or, if later, the fifth Business Day after the receipt of any applicable regulatory approvals to the purchase), unless the parties to the closing agree upon a different place or date. At the closing, (i) the Seller shall execute and deliver to the Buyers (A) an assignment of the Seller's applicable Company Interest, in form and substance reasonably acceptable to the Buyers, containing a general warranty of title to such Company Interest (including that such Company Interest is free and clear of any Encumbrances), and (B) any other instruments reasonably requested by the Buyers to give effect to the purchase; and (ii) the Buyers shall deliver to the Seller (A) the portion of the Purchase Price required to be paid at the closing, in immediately available funds, and (B) one or more unsecured promissory notes reflecting the payment terms established in
Section 11.3.

         11.5 Valuation. In the absence of a price set by an offer from a third party or by mutual agreement, the purchase price of a Company Interest sold pursuant to these Regulations shall be Fair Market Value determined by three (3) independent appraisers, experienced in the valuation of equity in an oil and gas company, one selected by the purchasers, one selected by the seller and the third selected by the first two appraisers. The Fair Market Value shall be the average of the two (2) closest values determined by the three (3) appraisers and shall be determined by valuing the Company Interests as an entirety without regard to any discounts for minority interests, lack of marketability, disparate voting rights or similar matters. The Buyers and the Seller shall each pay the fees and expenses of the appraiser selected respectively by the Buyers and Seller, and the fees and expenses of the third appraiser shall be borne equally. The appraisals of all appraisers shall be completed within thirty (30) Days after appointment of the last appraiser. Either the Buyers or the Seller may give notice to the other party as soon as it becomes apparent that the purchase price of a transfer of a Company Interest will be based on a Fair Market Value determination pursuant to this Section
11.5 (an "APPRAISAL NOTICE"). Within ten (10) Days of delivery of the Appraisal Notice, both the Buyers and the Seller shall have selected their respective appraisers and notified the other party of the identity of their selection. Within twenty (20) Days of delivery of the Appraisal Notice, the first two appraisers shall have selected the third appraiser. If a party fails to select an appraiser and give notice of the selection to the other party within the ten
(10) Day period following delivery of the Appraisal Notice, then the one appraiser, which has been timely selected shall be the sole appraiser and its valuation shall determine the purchase price and shall be binding upon both Buyers and Seller.


                                   ARTICLE 12

                    DISSOLUTION, WINDING UP AND TERMINATION

         12.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "DISSOLUTION EVENT"): (i) when the period fixed for the duration of the Company shall expire in accordance with Section 2.6; (ii) upon the election to dissolve the Company by Consent of the Members; or (iii) upon the lapse of the time period specified in the Articles.





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
         12.2 Winding Up and Termination. On the occurrence of a Dissolution Event, the Manager shall act as liquidator and shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in these Regulations and in the Act. The costs of winding up shall be borne by the Company. Until final distribution, the liquidator shall continue to operate the Company properties and Business with all of the power and authority of the Manager. The steps to be accomplished by the liquidator are as follows:

                 (a) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                 (b) the liquidator shall pay, satisfy or discharge from the Company's funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge of Company obligations (including the establishment of a cash escrow fund for contingent liabilities in an amount and for a term as reasonably determined by the liquidator and approved by Consent of the Members); and

                 (c) all remaining assets of the Company shall be distributed to the Members as follows:

                          (1)     the liquidator may sell any or all of the
Company's property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members in accordance with the provisions of Article 5;

                          (2)     with respect to all Company property that has
not been sold, the fair market value of that property shall be determined (which, if the Company owns any publicly traded property, shall be deemed to be the average trading price of that property for the prior ten (10) trading days) and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                          (3)     Company property shall be distributed among
the Members in accordance with Section 5.1(a).

Distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) Days after the date of the liquidation). All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities incurred or committed by the Company prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Company Interest and interest in any of the Company's property. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         12.3 Deficit Capital Accounts. No Member will be required to pay to the Company, any other Member or any third party any deficit balance which may exist from time to time in the Member's capital account.

         12.4 Articles of Dissolution. On completion of the distribution of Company assets, the Members shall file Articles of Dissolution with the Secretary of State, cancel any other filings made pursuant to Section 2.5, and





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take such other actions as may be necessary to terminate the existence of the
Company. Upon the effectiveness of the Articles of Dissolution, the existence of the Company shall cease, except as may be otherwise provided by the Act or other applicable law.


                                   ARTICLE 13

                               BOOKS AND ACCOUNTS

         13.1 Maintenance of Books. The Manager shall keep or cause to be kept at the principal office of the Company complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Business and minutes of the meetings of the Members. The records shall include, but not be limited to, complete and accurate information regarding the state of the Business and financial condition of the Company; a copy of the Articles and the Regulations along with all amendments thereto; a current list of the names and last known business, residence or mailing addresses and the Units held by each Member; and the Company's tax returns for the Company's six (6) most recent tax years.

         13.2 Reports. Within ten (10) days after the date hereof, the Manager shall prepare a summary sheet setting forth the number and type of Units held by each Member, the Capital Contribution of each Member, and the Sharing Ratio of each Member. The Manager shall cause to be prepared and delivered to the Members such reports as any Member may deem appropriate from time to time. Without limitation of the foregoing, the Manager shall deliver to each Member such reports as may be delivered to the lenders under the Bank One Debt concurrently with the delivery of such reports to such lenders. The Company shall bear the costs of all of these financial statements and reports.

         13.3 Accounts. The Manager shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with Bank One, Jefferies, and any other financial institutions and firms that are approved by Consent of the Members. Pending investment in the Trust Units (and thereby becoming Invested Equity), any excess proceeds of the Company from Capital Contributions or the Bank One Debt shall be invested in only Qualified Investments. Any other excess funds of the Company also shall be invested in only Qualified Investments. The Manager may not commingle the Company's funds with the funds of any Member.


                                   ARTICLE 14

                               GENERAL PROVISIONS

         14.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member or any of its Affiliates owes the Company which are then due and payable may be deducted from that sum before payment.

         14.2 Notices. Except as otherwise set forth herein, all notices, requests or consents provided for or permitted to be given under these Regulations must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission; and a notice, request or consent given under these Regulations is effective (i) upon receipt if sent by personal delivery, mail, courier, telegram or cablegram or (ii) upon the sender's receipt of electronic confirmation of transmission, if sent by telex or facsimile during regular business hours on a Business Day or if not sent during regular business hours or on a Business Day, on the next succeeding Business Day. All notices, requests and consents to be sent to a Member





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must be sent to or made at the addresses given for that Member on Exhibit A, or such other address as that Member may specify by notice to the other Members. Whenever any notice is required to be given by law or these Regulations, a written waiver, signed by the Person entitled to notice, whether before or after the stated notice time, shall be deemed equivalent to the giving of that notice.

         14.3 Entire Agreement; Supersedure. These Regulations constitute the entire agreement of the Members and their Affiliates relating to the continuation and organization of the Company and supersedes all prior contracts or agreements among these Persons with respect to those matters, whether oral or written.

         14.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same, or any other, obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         14.5 Binding Effect; No Third-party Beneficiaries; Remedies Not Exclusive. Subject to the restrictions on Dispositions of these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors and assigns. Except to the extent Article 8 provides otherwise, these Regulations are solely for the benefit of the Members and their respective successors and permitted assigns, and these Regulations shall not otherwise be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right. Except as otherwise expressly stated in these Regulations, the rights and remedies provided by these Regulations are cumulative and the use of any one right or remedy by any Person under these Regulations shall not preclude or constitute a waiver of its right to use any or all other remedies. The rights and remedies of these Regulations are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

         14.6 Governing Law; Severability. THESE REGULATIONS ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (i) any provision of the Articles, or (ii) any mandatory, non-waivable provision of the Act, the provision of the Articles or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the regulations of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), that provision shall be deemed superseded and waived in its entirety if these Regulations contain a provision addressing the same issue or subject matter. If any provision of these Regulations, or its application to any Person or circumstance, is held invalid or unenforceable to any extent, the remainder of these Regulations, and the application of that provision to other Persons or circumstances, is not affected and that provision shall be enforced to the greatest extent permitted by law.

         14.7 Further Assurances. In connection with these Regulations and related contemplated transactions, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions; provided, however, if any Member shall suffer undue expense thereby, the Company shall reimburse that Member.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         14.8 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

         14.9 Disclosure of Information. Each Member shall share with the other Members the results of all studies or analyses conducted by or for the benefit of that Member that involve the assessment of the feasibility or prospects for success of any of the Properties (to the extent such information has not already been communicated or distributed to the other Members) or of the Business. No Member shall knowingly share false or misleading information with another Member, but otherwise no Member shall have any liability in connection with any information it shares with the other Members.

         14.10 Indemnification. To the fullest extent permitted by law, each Member shall indemnify the Company and each other Member and hold them harmless from and against all losses, costs, liabilities, damages and expenses (including costs of suit and attorney's fees) they may incur on account of any breach by the indemnifying Member of any of its representations, warranties or obligations under these Regulations.

         14.11 Counterparts. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         14.12 Directly or Indirectly; Without Limitation. Where any provision in these Regulations refers to action to be taken, or not taken, by any Person, that provision shall be applicable whether the action is taken directly or indirectly by the Person, including actions taken by or on behalf of any Affiliate of the Person. Throughout these Regulations, the term "INCLUDING" and words to the same or similar effect shall be interpreted and construed to mean "including without limitation."

         14.13 References. All references in these Regulations to (i) one gender shall include the others and (ii) the singular shall include the plural and vice versa as appropriate. All references to an entity shall be deemed to include its successors and assigns, to the extent succession or assignment is not restricted by these Regulations. Unless otherwise expressly provided, all references to "ARTICLES" or "SECTIONS" are to Articles or Sections of these Regulations and all references to "EXHIBITS" are to the exhibits attached to these Regulations, each of which is made a part of these Regulations for all purposes.

         14.14 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that:

                 (a) If an Entity, it is a duly organized, validly existing entity of the type it represents and is in good standing under the laws of the jurisdiction of its formation. It has all requisite power and authority to enter into and to perform its obligations under these Regulations.

                 (b) If an Entity, its execution, delivery, and performance of these Regulations have been duly authorized, and do not and will not, in any material respect, (i) violate any law, rule, regulation, order, or decree applicable to it, (ii) violate its organizational documents or (iii) contravene or constitute a default or breach under any instrument, indenture, agreement or other obligation to which it or any of its Affiliates is a party or by which it or any Affiliate is bound.

                 (c) These Regulations are a legal and binding obligation of that Member, enforceable against that Member in accordance with its terms, except to the extent enforceability is modified by bankruptcy, reorganization and other similar laws affecting the rights of creditors generally and by general principles of equity.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                 (d) There is no litigation pending or, to the best of its knowledge, threatened to which that Member or any of its Affiliates is a party that, if adversely determined, could have a material adverse effect on that Member's ability to perform its obligations under these Regulations.

                 (e) Its Company Interest is not acquired with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

                 (f) If O'Sullivan, that the Company, prior to the date hereof, has not engaged in any business or incurred any liabilities or obligations.

                 (g) If a Member contributing Trust Units, that Member has good and marketable title to such Trust Units and is transferring to the Company such Trust Units free and clear of all liens and other encumbrances.

                 (h) To the best of its knowledge, except as disclosed in the Schedule 13D questionnaire completed by that Member, neither that Member nor any Affiliate thereof (i) owns any Trust Units other than the Trust Units to be contributed to the Company pursuant to Section 4.2 or (ii) owns an interest in the Properties, other than the interest of certain of the O'Sullivan Members in the Pre-Existing Investment.

                 (i) If an EnCap Member or First Union Investors, the Designated Representative therefor is an employee, officer or director of that Member or of an Affiliate thereof.

         14.15 Observance of Laws. Each Member shall comply with, shall cause its Affiliates to comply with, and shall use all reasonable efforts to cause the Company to comply with, all laws applicable to the Properties or the Business and the Members' and their Affiliates' activities in connection with the Properties.

         14.16 Regulatory Requirements. If, by reason of any existing or future Federal or state rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (collectively, a "REGULATORY REQUIREMENT"), any Member is effectively restricted or prohibited from holding any of the Company Interests (including any securities distributable to such Member in any merger, reorganization, readjustment or other reclassification of securities), the Company and the other Members shall take such action as may be deemed reasonably necessary by such Member to permit such Member to comply with such Regulatory Requirement. Such action to be taken may include, without limitation, the Company's authorization of one or more new classes of Company Interests and the modification or amendment of the Articles, these Regulations or any other documents or instruments executed in connection with the Company Interests held by such Member. The affected Member shall give written notice to the Company and the other Members of any such Regulatory Requirement and the action or actions necessary to comply with such Regulatory Requirement, and the Company and such other Members shall take all steps reasonably necessary to comply with such Regulatory Requirement as expeditiously as possible. Without limitation of the foregoing, in the event any Member that is a bank holding company or an Affiliate thereof is, or by reason of any prospective transaction would become, through no prospective action of its own, the holder of more than the maximum percentage of Company Interests (the "MAXIMUM PERCENTAGE") then permitted under any Regulatory Requirement (such current Maximum Percentage being 24.9% of the Company Interests), such event shall be a "BUYOUT EVENT" for purposes of Article 11 with respect to the Company Interests of such Member in excess of the Maximum Percentage (the "EXCESS COMPANY INTERESTS"), and the Company shall exercise its option under Section 11.2 with respect to such Excess Company Interests.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         14.17 Spouses of Members. Spouses of the Members do not automatically become Members as a result of the marital relationship unless that spouse is a Member in his/her own right. Each spouse of a Member who is not a Member in his/her own right has executed a Spouse's Agreement in the form of Exhibit B.

         14.18 Amendments. Except as otherwise expressly set forth in these Regulations, the Articles and these Regulations may be amended, supplemented or restated only upon Consent of the Members. Upon obtaining the approval of any amendment to the Articles, the Manager shall cause Articles of Amendment in accordance with the Act to be prepared, and such Articles of Amendment shall be executed by no less than one (1) Manager and shall be filed in accordance with the Act.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                           SIGNATURE PAGE(S) FOLLOW.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         IN WITNESS WHEREOF, the Members have executed these Regulations as of the date first set forth above.


                                       MEMBERS:


                                       ENCAP ENERGY CAPITAL FUND III, L.P.

                                       By:      EnCap Investments L.C.,
                                                its general partner


                                       By: /s/ ROBERT L. ZORICH
                                          ------------------------------------
                                       Name:   Robert L. Zorich
                                            ----------------------------------
                                       Title:  Managing Director
                                             ---------------------------------


                                       ENCAP ENERGY ACQUISITION III-B, INC.


                                       By: /s/ ROBERT L. ZORICH
                                          ------------------------------------
                                       Name:   Robert L. Zorich
                                            ----------------------------------
                                       Title:  Managing Director
                                             ---------------------------------


                                       ECIC CORPORATION


                                       By: /s/ ROBERT L. ZORICH
                                          ------------------------------------
                                       Name:   Robert L. Zorich
                                            ----------------------------------
                                       Title:  Managing Director
                                             ---------------------------------


                                       BOCP ENERGY PARTNERS, L.P.

                                       By:      EnCap Investments L.C.,
                                                its manager


                                       By: /s/ ROBERT L. ZORICH
                                          ------------------------------------
                                       Name:   Robert L. Zorich
                                            ----------------------------------
                                       Title:  Managing Director
                                             ---------------------------------



Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                       FIRST UNION INVESTORS, INC.


                                       By: /s/ TED A. GARDNER
                                          ------------------------------------
                                       Name: Ted A. Gardner
                                            ----------------------------------
                                       Title: Senior Vice President
                                             ---------------------------------


                                       O'SULLIVAN OIL & GAS COMPANY, INC.


                                       By: /s/ C.N. O'SULLIVAN
                                          ------------------------------------
                                       Name: C.N. O'Sullivan
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------


                                       /s/ CHRISTOPHER P. SCULLY
                                       ---------------------------------------
                                       CHRISTOPHER P. SCULLY


                                       /s/ CHARLES T. MCCORD III
                                       ---------------------------------------
                                       CHARLES T. MCCORD III


                                       SCOTT W. SMITH FUNDING, LLC


                                       By: /s/ SCOTT W. SMITH
                                          ------------------------------------
                                       Name: Scott W. Smith
                                            ----------------------------------
                                       Title: Manager
                                             ---------------------------------


                                       /s/ JOHN V. WHITING
                                       ---------------------------------------
                                       JOHN V. WHITING


                                       ANDOVER GROUP, INC.


                                       By: /s/ A. JOHN KNAPP, JR.
                                          ------------------------------------
                                       Name: A. John Knapp, Jr.
                                            ----------------------------------
                                       Title: President
                                             ---------------------------------





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                   EXHIBIT A


                               BASIC INFORMATION


1.       Name of Company:               San Juan Partners, L.L.C.


2.       Principal Office:

         a.      Address                c/o O'Sullivan Oil & Gas Company, Inc.
                                        Bank One Center
                                        910 Travis Street, Suite 2150
                                        Houston, Texas 77002

         b.      Telephone Number:      (713) 759-2030

         c.      Telecopy Number:       (713) 759-2040

3.       Registered Agent and Office:   CT Corporation
                                        811 Dallas Avenue
                                        Suite 1500
                                        Houston, Texas 77002





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

4.       EnCap Members:

         a.      Name:                      EnCap Energy Capital Fund III, L.P.

                 Mailing Address:           c/o EnCap Investments L.C.
                                            1100 Louisiana Street, Suite 3150
                                            Houston, Texas 77002
                                            Attention: Robert L. Zorich

                 Telephone Number:          (713) 659-6100

                 Telecopy Number:           (713) 659-6130

                 Class A Units:             5,823,556

                 Class B Units:             0

                 Initial Cash Commitment:   $5,823,556

                 Property Commitment:       No Trust Units

                 Time of or Events
                 Requiring Additional
                 Contribution(s):           As provided in the Agreement.

                 Date Became Member:        January 15, 1998

                 Designated Representative: Robert L. Zorich





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         b.    Name:                       EnCap Energy Acquisition III-B, Inc.

               Mailing Address:            c/o EnCap Investments L.C.
                                           1100 Louisiana Street, Suite 3150
                                           Houston, Texas 77002
                                           Attention: Robert L. Zorich

               Telephone Number:           (713) 659-6100

               Telecopy Number:            (713) 659-6130

               Class A Units:              4,404,360

               Class B Units:              0

               Initial Cash Commitment:    $4,404,360

               Property Commitment:        No Trust Units

               Time of or Events
               Requiring Additional
               Contribution(s):            As provided in the Agreement.

               Date Became Member:         January 15, 1998

               Designated Representative:  Robert L. Zorich





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         c.   Name:                       ECIC Corporation

              Mailing Address:            c/o EnCap Investments L.C.
                                          1100 Louisiana Street, Suite 3150
                                          Houston, Texas 77002
                                          Attention: Robert L. Zorich

              Telephone Number:           (713) 659-6100

              Telecopy Number:            (713) 659-6130

              Class A Units:              2,056,388

              Class B Units:              0

              Initial Cash Commitment:    $2,056,388

              Property Commitment:        No Trust Units

              Time of or Events
              Requiring Additional
              Contribution(s):            As provided in the Agreement.

              Date Became Member:         January 15, 1998

              Designated Representative:  Robert L. Zorich





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         d.  Name:                        BOCP Energy Partners, L.P.

             Mailing Address:             c/o EnCap Investments L.C.
                                          1100 Louisiana Street, Suite 3150
                                          Houston, Texas 77002
                                          Attention: Robert L. Zorich

             Telephone Number:            (713) 659-6100

             Telecopy Number:             (713) 659-6130

             Class A Units:               1,424,960

             Class B Units:               0

             Initial Cash Commitment:     $1,424,960

             Property Commitment:         No Trust Units

             Time of or Events
             Requiring Additional
             Contribution(s):             As provided in the Agreement.

             Date Became Member:          January 15, 1998

             Designated Representative:   Robert L. Zorich





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

5.       Capital Partners:

         a.  Name:                              First Union Investors, Inc.

             Mailing Address:                   One First Union Center
                                                Fifth Floor
                                                Charlotte, North Carolina 28288

             Telephone Number:                  (704) 374-4769

             Telecopy Number:                   (704) 374-6711

             Class A Units:                     6,195,294

             Class B Units:                     0

             Initial Cash Commitment:           $6,195,294

             Property Commitment:               No Trust Units

             Time of or Events
             Requiring Additional
             Contribution(s):                   As provided in the Agreement.

             Designated Representative:         Ted A. Gardner

             Date Became Member:                January 15, 1998





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

6.       O'Sullivan Members:

         a.  Name:                        O'Sullivan Oil & Gas Company, Inc.

             Mailing Address:             910 Travis Street, Suite 2150
                                          Houston, Texas 77002

             Telephone Number:            (713) 759-2030

             Telecopy Number:             (713) 759-2040

             Class A Units:               0

             Class B Units:               1,156,952

             Initial Cash Commitment:     $443,952

             Property Commitment:         100,000 Trust Units with a Book Value
                                          equal to $713,000

             Time of or Events
             Requiring Additional
             Contribution(s):             As provided in the Agreement.

             Date Became Member:          December 12, 1997

             Designated Representative:   C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         b.  Name:                           Christopher P. Scully

             Mailing Address:                910 Travis Street, Suite 2150
                                             Houston, Texas 77002

             Telephone Number:               (713) 759-2030

             Telecopy Number:                (713) 759-2040

             Class A Units:                  0

             Class B Units:                  1,156,952

             Initial Cash Commitment:        $443,952

             Property Commitment:            100,000 Trust Units with a Book
                                             Value equal to $713,000

             Time of or Events
             Requiring Additional
             Contribution(s):                As provided in the Agreement.

             Date Became Member:             January 15, 1998

             Designated Representative:      C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         c.  Name:                           Charles T. McCord III

             Mailing Address:                1201 Louisiana, #1048
                                             Houston, Texas 77002

             Telephone Number:               (713) 651-1414

             Telecopy Number:                (713) 651-0077

             Class A Units:                  0

             Class B Units:                  1,542,603

             Initial Cash Commitment:        $657,770

             Property Commitment:            124,100 Trust Units with a Book
                                             Value equal to $884,833

             Time of or Events
             Requiring Additional
             Contribution(s):                As provided in the Agreement.

             Date Became Member:             January 15, 1998

             Designated Representative:      C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         d.  Name:                           Scott W. Smith Funding, LLC

             Mailing Address:                910 Travis Street, Suite 2150
                                             Houston, Texas 77002

             Telephone Number:               (713) 759-2030

             Telecopy Number:                (713) 759-2040

             Class A Units:                  0

             Class B Units:                  497,614

             Initial Cash Commitment:        $205,307

             Property Commitment:            42,200 Trust Units with a Book
                                             Value equal to $292,307

             Time of or Events
             Requiring Additional
             Contribution(s):                As provided in the Agreement.

             Date Became Member:             January 15, 1998

             Designated Representative:      C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         e.  Name:                           John V. Whiting

             Mailing Address:                910 Travis Street, Suite 2150
                                             Houston, Texas 77002

             Telephone Number:               (713) 759-2030

             Telecopy Number:                (713) 759-2040

             Class A Units:                  0

             Class B Units:                  248,807

             Initial Cash Commitment:        $93,801

             Property Commitment:            21,740 Trust Units with a Book
                                             Value equal to $155,006

             Time of or Events
             Requiring Additional
             Contribution(s):                As provided in the Agreement.

             Date Became Member:             January 15, 1998

             Designated Representative:      C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         f.   Name:                          Andover Group, Inc.

              Mailing Address:               910 Travis Street, Suite 2150
                                             Houston, Texas 77002

              Telephone Number:              (713) 658-0444

              Telecopy Number:               (713) 658-8322

              Class A Units:                 0

              Class B Units:                 373,210

              Initial Cash Commitment:       $128,651

              Property Commitment:           34,300 Trust Units with a Book
                                             Value equal to $244,559

              Time of or Events
              Requiring Additional
              Contribution(s):               As provided in the Agreement.

              Date Became Member:            January 15, 1998

              Designated Representative:     C. N. O'Sullivan





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                   EXHIBIT B


                               SPOUSE'S AGREEMENT


         The undersigned, being the spouse of_________________________, agrees to be bound by the provisions of these Regulations, to the extent applicable to the undersigned.




                                           Name:
                                                ------------------------------





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                   EXHIBIT C


                              DISTRIBUTION EXAMPLE


I.
         -----------------------------------------------------------------------
         Capital Contributions                                       $24,000,000
         -----------------------------------------------------------------------
         Section 5.1(b) Distribution
         (Assume 1,000,000 Trust Units @ $4.00 per Trust Unit)       -$4,000,000
         -----------------------------------------------------------------------
         Net Investment Equity                                       $20,000,000
         -----------------------------------------------------------------------

         NB:  Any Additional Funding increases the Net Investment Equity amount.

         The distribution calculation will not be impacted by the fees or expenses that are paid with revenues generated by ownership of the Trust Units.

II.

         Below is an example of the actual and deemed distributions that will be made to Members pursuant to Section 5.1(a) assuming Net Investment Equity of $20,000,000, and proceeds, after repayment of principal and payment of the interest thereon and fees and expenses, equal to $36,000,000:

               ----------------------------------------------------------------
                               PAYOUT NO. 1                        TOTAL
                        (UNDER SECTION 5.1(a)(1))             -----------------
                               -----------------
                      A Units              B Units
                      -------              -------
                   $16,000,000           $4,000,000             $20,000,000
               ----------------------------------------------------------------
                               PAYOUT NO. 2
                        (UNDER SECTION 5.1(a)(2))
                               -----------------
                      A Units              B Units
                      -------              -------
                    $5,250,000           $2,250,000             $ 7,500,000(1)
               ----------------------------------------------------------------
                           AFTER PAYOUT NO. 2
                       (UNDER SECTION 5.1(a)(3))
                              -----------------
                      A Units              B Units
                      -------              -------
                    $3,825,000           $4,675,000             $ 8,500,000
         ----------------------------------------------------------------------

         TOTAL     $25,075,000          $10,925,000             $36,000,000
         ----------------------------------------------------------------------

         (1)37.5% of Net Investment Equity of $20,000,000.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                   EXHIBIT D


                                TRANSACTION FEES


           Bank One, Texas, NA                                   $177,500.00

           EnCap Investments, L.C.                                265,577.04

           First Union Investors, Inc.                            120,013.00

           O'Sullivan Oil & Gas Company, Inc.                      22,417.70

           Christopher P. Scully                                   22,417.70

           Charles T. McCord III                                   29,890.26

           Scott W. Smith Funding, LLC                              9,642.00

           John V. Whiting                                          4,826.00

           Andover Group, Inc.                                      7,231.52

           Jefferies & Company, Inc.                               75,000.00

           Morrow & Co., Inc.                                       7,500.00

           Hutcheson & Grundy, L.L.P.                              15,000.00

           W. B. VonGotten & Co.                                   10,000.00

           The Bank of New York                                     3,000.00


           O'Sullivan Oil & Gas Company, Inc. - Legal Fees         27,000.00

           O'Sullivan Oil & Gas Company, Inc. -                    10,000.00
           Bank One Fees





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                   EXHIBIT E


                                 BUSINESS PLAN


                 (a) Prior to commencement of the Tender Offer, the purchase of up to five percent (5%) of the Trust Units (other than pursuant to the Assignments) at a price less than or equal to $6.50 (other than pursuant to the Assignments);

                 (b)      With respect to the Tender Offer:

                          (1)     A commencement date of January 20, 1998;

                          (2)     A tender period of twenty (20) trading days;

                          (3)     A price per Trust Unit of $8.00; and

                          (4)     A closing date for the acquisition of the
Trust Units pursuant to the Tender Offer on or by February 28, 1998;

                 (c) Request, no later than June 30, 1998, a vote of the holders of the Trust Units to liquidate the Trust;

                 (d)      Vote in favor of the liquidation of the Trust; and

                 (e)      Consent of the Members with respect to:

                          (1)     The approval of all loan documents;

                          (2)     The approval of all Schedule 13D and 14D-1
securities filings;

                          (3)     The announcement of the Tender Offer; and

                          (4)     Any purchases of Trust Units after the
consummation of the Tender Offer.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

                                  ATTACHMENT I

                                  DEFINITIONS


         As used in these Regulations, the following terms have the following respective meanings:

         "$" - refers to U.S. dollars.

         "ACT" - the Texas Limited Liability Company Act, as amended from time to time.

         "ADDITIONAL CASH COMMITMENT" - See Section 4.3(a).

         "ADDITIONAL FUNDING" - See Section 4.3(a).

         "AFFECTED MEMBER" - See Section 11.1.

         "AFFILIATE" - with respect to any Person, any other Person that (i) owns or controls the first Person, (ii) is owned or controlled by the first Person or (iii) is under common ownership or control with first Person, where "OWN" means direct or indirect ownership of more than fifty percent (50%) of the equity interest or rights to distributions on account of equity of the Person and "CONTROL" means the direct or indirect power to direct the management or policies of the Person, whether through the ownership of voting securities, by contract, or otherwise. However, the Company shall not be considered an Affiliate of a Member or of an Affiliate of a Member.

         "APPRAISAL NOTICE" - See Section 11.5.

         "AREA" - the area known as the Northeast Blanco unit in the San Juan Basin of New Mexico.

         "ARTICLES" - the Company's Articles of Organization filed with the Secretary of State on December 12, 1997.

         "ASSIGNEE" - any Person that acquires a Company Interest through a Disposition; provided, however, that, an Assignee shall have no right to be admitted to the Company as a Member. The Assignee of a dissolved Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom that Member's Company Interest is assigned by the Person conducting the liquidation or winding up of the Member. The Assignee of a Bankrupt Member is the Person or Persons (if any) to whom the Bankrupt Member's Company Interest is assigned by order of the bankruptcy court or other governmental authority having jurisdiction over the bankruptcy; or, in the event of a general assignment for the benefit of creditors, the creditor to which the Company Interest is assigned.

         "ASSIGNMENTS" - See Section 4.2.

         "BANK ONE DEBT" - that certain indebtedness to be entered into by the Company with Bank One that is approved by Consent of the Members.

         "BANK ONE" - Bank One, Texas, NA.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         "BANKRUPT MEMBER" - any Member (i) that (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged a bankrupt or insolvent or has entered against the Member an order for relief in any bankruptcy or insolvency proceeding, (D) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (A) through (D) of this clause
(i) or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties or (ii) against which a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation has been commenced and 120 Days have expired without dismissal or stay or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety (90) Days have expired without the decree or order making the appointment having been vacated or stayed, or ninety (90) Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

         "BOOK VALUE" - with respect to any asset, the adjusted basis of the asset for U.S. federal income tax purposes, adjusted as follows: (i) The initial Book Value of any asset contributed to the Company by a Member shall be the fair market value of the asset as of the date of contribution; (ii) the Book Value of each asset shall be its respective fair market value, as of (A) the issuance of a Company Interest to a new or existing Member in exchange for a Capital Contribution, (B) the distribution by the Company to a Member in liquidation of the Member's Company Interest, and (C) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g);
(iii) the Book Value of each asset distributed to any Member will be the fair market value of the asset as of the date of distribution; and (iv) the Book Value of each asset will be increased or decreased to reflect any adjustment to the adjusted basis of the asset under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), provided that the Book Value will not be adjusted under this paragraph (d) to the extent that an adjustment under paragraph (i) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph (iv). Book Value will be adjusted by book depletion and depreciation, and gain or loss on a disposition of any asset shall be determined by reference to that asset's Book Value as adjusted. The determination of the fair market value of property shall be determined by the Manager using any reasonable method of valuation.

         "BUSINESS" - See Section 2.4(a).

         "BUSINESS DAY" - any day other than a Saturday, a Sunday or a holiday on which national banking associations in Houston, Texas are required or permitted by law to be closed.

         "BUSINESS PLAN" - the business plan outlined on Exhibit E as such plan may be modified from time to time by Consent of the Members.

         "BUYERS" - See Section 11.3.

         "BUYOUT EVENT" - See Section 11.1.


         "CAPITAL CONTRIBUTION" - with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed to the Company by the Member. Any reference in these Regulations to the Capital Contribution of a Member shall include the Capital Contributions of his predecessors in interest.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         "CHANGE OF CONTROL" - that the Ultimate Parent of that Member has ceased to own, directly or indirectly, at least (i) fifty-one percent (51%) of the issued and outstanding voting equity interests of the Member, or twenty-five percent (25%) of the issued and outstanding equity interests if no single Person (or "GROUP" of Persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and including the related rules and regulations), other than the Ultimate Parent, owns more than five percent (5%) of the balance of the equity interests and (ii) twenty- five percent (25%) of the rights to distributions in respect of the issued and outstanding equity interests of the Member. For purposes of this definition, the "ULTIMATE PARENT" of a Member shall mean the Affiliate of the Member that is neither owned nor controlled by another Person and shall include any successors in interest by merger to the Affiliate.

         "CLASS A UNITS" - a Company Interest of a Member or Assignee representing a fractional part of the Company Interests of all Members and Assignees and having the rights and obligations specified with respect to Units generally and Class A Units specifically in these Regulations.

         "CLASS B UNITS" - a Company Interest of a Member or Assignee representing a fractional part of the Company Interests of all Members and Assignees and having the rights and obligations specified with respect to Units generally and Class B Units specifically in these Regulations.

         "CODE" - the United States Internal Revenue Code of 1986, and any successor statute, as amended from time to time.

         "COMMITMENT" - subject in each case to adjustments on account of Dispositions of Company Interests permitted by these Regulations, (i) in the case of a Member executing these Regulations as of the date of these Regulations or a Person acquiring a Company Interest from such a Member, the amount specified for that Member as its Commitment on Exhibit A, and (ii) in the case of a Member purchasing a Company Interest subsequently issued, the Commitment established by the Manager or pursuant to its subscription agreement, if any.

         "COMPANY" - San Juan Partners, L.L.C., the Texas limited liability partnership continued pursuant to these Regulations.

         "COMPANY INTEREST" - an interest in the Company, which shall include Units or other Company Securities, and any attendant rights, including the right to vote, a share of the income, gain, loss, deduction and/or credits of, and the right to receive distributions from, the Company.

         "COMPANY OPTION PERIOD" - See Section 11.2.

         "COMPANY SECURITIES" - See Section 3.2(a).

         "CONFIDENTIAL INFORMATION" - See Section 3.4(b).

         "CONSENT" - with respect to any referenced group of Members, all of such Members; provided, however, in no event shall (i) any consent of any Member that is a bank holding company or an Affiliate thereof (or its permitted successors or assigns) be required unless the matter subject to such consent would "significantly and adversely affect" the Company Interest of such Member, as such terms are used in Section 225.2(q)(2)(i) of Regulation Y of the Board of Governors of the Federal Reserve System (it being understood that if such matter subject to consent would significantly and adversely affect the Company Interest of such Member then such consent shall be required) and (ii) any consent of any Member referred to in clause (i) be required if the result of such consent would be to cause the Company Interests of such Member in the Company to be considered "voting securities" for purposes of Regulation Y of the Board of Governors of the Federal Reserve System; provided,





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

further, that the Manager shall notify each Member at the time any consent is sought from Members pursuant to these Regulations.

         "DAY" - a calendar day; provided, however, that, if any period of Days referred to in these Regulations shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the first succeeding Business Day.

         "DEFAULT RATE" - a rate per annum equal to the lesser of (i) four percent (4%) plus a rate per annum equal to the prime rate published in the Wall Street Journal under the heading "MONEY RATES" on the Day in question (or if the Wall Street Journal was not published on such Day, the first Day immediately prior to such Day for which a Wall Street Journal was published) or
(ii) the maximum rate permitted by applicable law.

         "DESIGNATED REPRESENTATIVE" - See Section 7.6.

         "DISPOSE," "DISPOSING," or "DISPOSITION" - with respect to any asset (including Company Interests or any portion), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of that asset, whether that disposition is voluntary, involuntary or by operation of law, including the following: (i) in the case of an asset owned by a natural person, a transfer of that asset upon the death of its owner, whether by will, intestate succession or otherwise; (ii) in the case of an asset owned by an Entity, if a Change of Control is so effected with respect to that Entity, (A) a merger or consolidation of that Entity, (B) a conversion of that Entity into another type of Entity, or (C) a distribution of the asset in connection with the dissolution, liquidation, winding up or termination of that Entity (unless, in the case of dissolution, that Entity's business is continued without the commencement of liquidation or winding-up); and (iii) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but these terms shall not include the creation of an Encumbrance.

         "DISSOLUTION EVENT" - See Section 12.1(a).

         "ENCAP MEMBERS" - the Members listed as such on Exhibit A.

         "ENCUMBER," "ENCUMBERING," or "ENCUMBRANCE" - the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether the encumbrance is voluntary, involuntary or by operation of law.

         "ENTITY" - any corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

         "EXCESS COMPANY INTERESTS" - See Section 14.16.

         "FAIR MARKET VALUE" - See Section 11.3.

         "FIRST UNION INVESTORS" - First Union Investors, Inc., a North Carolina corporation, and its permitted successors or assigns.

         "FUNDING DATE" - See Section 4.3(b).

         "INITIAL CASH COMMITMENT" - with respect to each Member, the amount of cash to be contributed by that Member as specified on Exhibit A.

         "INITIAL CONTRIBUTIONS" - See Section 4.2.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         "JEFFERIES" - Jefferies & Company, Inc.

         "MANAGER" - "O'Sullivan."

         "MAXIMUM PERCENTAGE" - See Section 14.16.

         "MEMBER" - the Organizing Members and any Person subsequently admitted to the Company as a Member as provided in these Regulations, but does not include any Person who has ceased to be a Member in the Company.

         "NET CASH FLOW" - all cash funds derived by the Company other than as Capital Contributions without reduction for any non-cash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses or debt payments, as determined by the Manager and approved by Consent of the Members.

         "NET INVESTMENT EQUITY" - the aggregate Capital Contributions made by the Members to the Company minus the Special Distribution (if any).

         "NONCONTRIBUTING MEMBER" - See Section 4.3(b).

         "ORGANIZING MEMBERS" - the Persons listed as Members on Exhibit A.

         "O'SULLIVAN" - O'Sullivan Oil & Gas Company, Inc.

         "O'SULLIVAN MEMBERS" - the Members listed as such on Exhibit A.

         "OTHER CLASS A MEMBERS" - See Section 10.1(b)(3).

         "OUTSTANDING" - with respect to Units or other Company Securities, all Units or other Company Securities that are issued by the Company and reflected as outstanding on the Company's books and records as of the date of determination.

         "PAYOUT NO. 1" - the point at which aggregate distributions (including tax credits treated as distributions pursuant to Section 5.1(a)) to the Members and Assignees pursuant to, or in accordance with, Section 5.1(a)(1) equal Net Investment Equity.

         "PAYOUT NO. 2" - the point at which aggregate distributions (including tax credits treated as distributions pursuant to Section 5.1(a)) to the Members and Assignees pursuant to, or in accordance with, Section 5.1(a)(2) (i.e., after Payout No. 1) equal the product of (i) Net Investment Equity multiplied by (ii) 0.375.

         "PERSON" - a natural person or an Entity.

         "PRE-EXISTING INVESTMENT" - the .0055 working interest in the Northeast Blanco unit, formerly belonging to Wintergreen Energy Corp.

         "PROCEEDING" - See Section 8.1.





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Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         "PROFIT" and "LOSS" - for each fiscal year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with the principles of Code Section 703(a).

         "PROPERTY COMMITMENT" - with respect to each Member, the number of Trust Units to be contributed by that Member as specified in Exhibit A.

         "PROPERTIES" - See Section 2.4(a).

         "PRO RATA" - with respect to the Members or any subgroup of Members, in accordance with their relative Sharing Ratios.

         "PURCHASE PRICE" - See Section 11.3.

         "QUALIFIED INVESTMENTS" - bank deposits, commercial paper rated at least "AA," certificates of deposit, treasury bills, and other money market investments with maturities less than thirty (30) days.

         "REGULATIONS" - this Amended and Restated Limited Liability Regulations of San Juan Partners, L.L.C., as hereafter amended from time to time.

         "REGULATORY REQUIREMENT" - See Section 14.16.

         "RESIGN," "RESIGNING" or "RESIGNATION" - the resignation, withdrawal or retirement of a Member from the Company as a member. These terms shall not include any Dispositions of Company Interests (which are governed by Section 10.1), even though the Member making a Disposition may cease to be a Member as a result of the Disposition.

         "SECRETARY OF STATE" - the Secretary of State of the State of Texas.

         "SELLER" - See Section 11.3.

         "SELLING MEMBER" - See Section 10.1(b)(3).

         "SELLING MEMBER'S NOTICE" - See Section 10.1(b)(3).

         "SHARING RATIO" - as of the date of determination, (i) as to any Member or Assignee holding Units, the quotient of the number of Units held by such Member or Assignee divided by the total number of all Units then Outstanding; provided, however, that following the issuance of any additional Company Securities (other than Units) in accordance with the terms of these Regulations, proper adjustment shall be made by the Manager to the Sharing Ratio represented by each Unit to reflect the issuance, and (ii) as to the holders of the additional Company Securities (other than Units) issued by the Company in accordance with Section 3.2(a), the Sharing Ratio established as a part of such issuance.

         "SHORTFALL" - See Section 4.3(b)(1).

         "SHORTFALL NOTICE" - See Section 4.3(b)(1).





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Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.

         "SPECIAL DISTRIBUTION" - the distributions made by the Company to the Members pursuant to Section 5.1(b).

         "TAX MATTERS PARTNER" - See Section 9.3.

         "TENDER OFFER" - the tender offer by the Company to purchase for cash the Trust Units.

         "TREASURY REGULATIONS" - the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

         "TRUST" - See Section 2.4(a).

         "TRUST UNITS" - See Section 2.4(a).

         "UNDERLYING PROPERTIES" - See Section 2.4(a).

         "UNITS" - Class A Units, Class B Units or any other Company Interest of a Member or Assignee representing a fractional part of the Company Interests of all Members and Assignees and having the rights and obligations specified with respect to Units in these Regulations.





Amended and Restated
Limited Liability Company Regulations of
SAN JUAN PARTNERS, L.L.C.
                                      I-7